Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

The Medicines Company Reports Third Quarter 2011 Results

Quarterly Net Revenues Rise 14% to $121 Million

PARSIPPANY, NJ, October 26, 2011 - The Medicines Company (NASDAQ: MDCO), a global pharmaceutical company focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines, today announced results for the third quarter of 2011. Highlights include:

•	A 14% increase in net revenues in the third quarter of 2011 to $120.8 million from $105.7 million in the comparable 2010 period.

•
The Company reinstated approximately $66 million of deferred tax assets during the quarter, as the Company expects sustained profits on an ongoing basis. Net income for the third quarter of 2011 was $72.6 million, or $1.34 per share, compared with net income of $21.2 million, or $0.40 per share, for the third quarter of 2010.

•
The Company increased its cash and available for sale securities balance by $24 million during the quarter, bringing its cash balance to $308 million at September 30, 2011, compared with $284 million at June 30, 2011.

•
During the quarter, the Company settled lawsuits it had filed in the U.S. District Court for the District of Delaware relating to the Abbreviated New Drug Applications (ANDAs) filed by Teva Parenteral Medicines, Inc. and its affiliate, Pliva Hrvatska d.o.o., for generic versions of Angiomax® (bivalirudin for injection).

Clive Meanwell, Chairman and Chief Executive Officer, stated, "Third quarter 2011 results again show that we can grow revenue organically, invest in our R&D portfolio and generate significant positive cash flow at the same time.”

R&D portfolio highlights for the third quarter included presentation of detailed data from a positive Phase IIa clinical trial of MDCO-2010 at the ANESTHESIOLOGY 2011 conference. Upcoming presentations at major medical conferences for the portfolio in the fourth quarter include:

•	Cangrelor: BRIDGE trial studying a prolonged infusion

•	Angiomax: BRAVO program, first data of Angiomax use in structural heart disease

•	MDCO-216: pre-clinical results from key mode-of-action and toxicology studies

The Company also continued enrollment in Phase III trials of oritavancin and cangrelor and continued technology transfer of MDCO-157, an intravenous formulation of clopidogrel.

Revenue highlights for the third quarter of 2011:

•	Net revenue increased by 14% to $120.8 million for the third quarter of 2011 from $105.7 million in the third quarter of 2010.

◦	Angiomax U.S. sales increased by 11% to $111.1 million in the third quarter of 2011 compared with

$100.2 million in the third quarter of 2010.

◦	Angiomax/Angiox international net revenue in the third quarter of 2011 increased by 67% to $9.2 million compared with $5.5 million in the third quarter of 2010.
Revenue highlights for the first nine months of 2011:

•	Net revenue increased by 11% to $352.5 million for the first nine months of 2011 from $318.0 million for same period of 2010.

◦	Angiomax U.S. sales increased by 9% to $328.1 million in the first nine months of 2011 compared with $300.3 million for same period of 2010.

◦	Angiomax/Angiox international net revenue in the first nine months of 2011 increased by 40% to $23.7 million compared with $16.9 million for same period of 2010.

The following table provides reconciliations between GAAP and non-GAAP net income for third quarter (Q3) and nine months (9M) of 2011 and 2010. Non-GAAP net income excludes the transaction charges related to stock-based compensation expense and non-cash income taxes:

(in millions)	Reported GAAP Net Income	Stock-Based Compensation Expense	Non-cash (Benefit) Provision for Income Taxes	Non-GAAP Net Income(1)

Q3 2011	$72.6	$2.9	$(66.3)	$9.2

Q3 2010	$21.2	$1.8	$(0.2)	$22.8

9M 2011	$108.3	$8.4	$(59.8)	$56.9

9M 2010	$46.1	$6.8	$0.7	$53.6

Note: Amounts may not sum due to rounding. (1) Excluding stock-based compensation expense and the non-cash (benefit) provision for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the third quarter and nine months of 2011 and 2010 are provided in the following table:

(per share)	Reported GAAP EPS	Stock-Based Compensation Expense	Non-cash (Benefit) Provision for Income Taxes	Non-GAAP EPS (1)

Q3 2011	$1.34	$0.05	$(1.22)	$0.17

Q3 2010	$0.40	$0.03	$—	$0.43

9M 2011	$2.00	$0.15	$(1.10)	$1.05

9M 2010	$0.87	$0.13	$0.01	$1.01

Note: Amounts may not sum due to rounding.
Note: Amounts may not sum due to rounding. (1) Excluding stock-based compensation expense and the non-cash (benefit) provision for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company's core operating results and future prospects, expected growth rates or forecasted guidance, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In:            866-700-7101
International Dial In:            617-213-8837
Passcode for both dial in numbers:    25392199

Replay is available from 11:30 a.m. Eastern Time following the conference call through November 11, 2011. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 31428239.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well-being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on , August 2, 2011, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Three months ended September 30,
	2011	2010

Net revenue	$120,773	$105,743
Operating expenses:
Cost of revenue	39,459	31,568
Research and development	26,550	16,676
Selling, general and administrative	45,353	35,788
Total operating expenses	111,362	84,032

Income from operations	9,411	21,711
Other income	578	483
Income before income taxes	9,989	22,194
Benefit (provision) for income taxes	62,625	(989)

Net income	$72,614	$21,205

Basic earnings per common share	$1.36	$0.40
Shares used in computing basic earnings per common share	53,534	52,991

Diluted earnings per common share	$1.34	$0.40
Shares used in computing diluted earnings per common share	54,260	53,359

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Year to Date September 30,
	2011	2010

Net revenue	$352,501	$317,966
Operating expenses:
Cost of revenue	112,859	93,905
Research and development	76,878	54,128
Selling, general and administrative	124,701	121,318
Total operating expenses	314,438	269,351

Income from operations	38,063	48,615
Legal settlement	17,984	—
Other income	1,450	55
Income before income taxes	57,497	48,670
Benefit (provision) for income taxes	50,798	(2,607)

Net income	$108,295	$46,063

Basic earnings per common share	$2.03	$0.87
Shares used in computing basic earnings per common share	53,414	52,773

Diluted earnings per common share	$2.00	$0.87
Shares used in computing diluted earnings per common share	54,242	53,005

The Medicines Company
Condensed Consolidated Balance Sheets

(in thousands)	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash, cash equivalents and available for sales securities	$307,774	$246,644
Accrued interest receivable	443	1,279
Accounts receivable, net	72,725	46,551
Inventory	30,426	25,343
Prepaid expenses and other current assets	7,452	4,804
Total current assets	418,820	324,621

Fixed assets, net	18,528	20,662
Intangible assets, net	86,147	82,925
Restricted cash	4,626	5,778
Deferred tax assets	93,582	25,197
Goodwill	14,671	14,671
Other assets	289	270
Total assets	$636,663	$474,124

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$125,270	$85,370
Contingent purchase price	28,204	25,387
Other long term liabilities	5,896	5,769
Stockholders' equity	477,293	357,598
Total liabilities and stockholders' equity	$636,663	$474,124

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2011
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$120,773	$—		$—		$120,773

Operating expenses:
Cost of revenue	39,459	(21)	(2)	—		39,438
Research and development	26,550	(527)	(2)	—		26,023
Selling, general and administrative	45,353	(2,353)	(2)	—		43,000
Total operating expenses	111,362	(2,901)		—		108,461

Income from operations	9,411	2,901		—		12,312

Legal settlement	—	—		—		—
Other income	578	—		—		578
Income before income taxes	9,989	2,901		—		12,890
Benefit (provision) for income taxes	62,625	—		(66,296)	(3)	(3,671)
Net income	$72,614	$2,901		$(66,296)		$9,219

Basic earnings per common share	$1.36	$0.05		$(1.24)		$0.17

Shares used in computing basic earnings per common share	53,534	53,534		53,534		53,534

Diluted earnings per common share	$1.34	$0.05		$(1.22)		$0.17

Shares used in computing diluted earnings per common share	54,260	54,260		54,260		54,260

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2011
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$352,501	$—		$—		$352,501

Operating expenses:
Cost of revenue	112,859	(98)	(2)	—		112,761
Research and development	76,878	(1,486)	(2)	—		75,392
Selling, general and administrative	124,701	(6,792)	(2)	—		117,909
Total operating expenses	314,438	(8,376)		—		306,062

Income from operations	38,063	8,376		—		46,439

Legal settlement	17,984	—		—		17,984
Other income	1,450	—		—		1,450
Income before income taxes	57,497	8,376		—		65,873
Benefit (provision) for income taxes	50,798	—		(59,743)	(3)	(8,945)
Net income	$108,295	$8,376		$(59,743)		$56,928

Basic earnings per common share	$2.03	$0.16		$(1.12)		$1.07

Shares used in computing basic earnings per common share	53,414	53,414		53,414		53,414

Diluted earnings per common share	$2.00	$0.15		$(1.10)		$1.05

Shares used in computing diluted earnings per common share	54,242	54,242		54,242		54,242

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2010
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$105,743	$—		$—		$105,743

Operating expenses:
Cost of revenue	31,568	(57)	(2)	—		31,511
Research and development	16,676	(331)	(2)	—		16,345
Selling, general and administrative	35,788	(1,387)	(2)	—		34,401
Total operating expenses	84,032	(1,775)		—		82,257

Income from operations	21,711	1,775		—		23,486

Other income	483	—		—		483
Income before income taxes	22,194	1,775		—		23,969
(Provision) benefit for income taxes	(989)	—		(148)	(3)	(1,137)
Net income	$21,205	$1,775		$(148)		$22,832

Basic earnings per common share	$0.40	$0.03		$—		$0.43

Shares used in computing basic earnings per common share	52,991	52,991		52,991		52,991

Diluted earnings per common share	$0.40	$0.03		$—		$0.43

Shares used in computing diluted earnings per common share	53,359	53,359		53,359		53,359

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2010
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$317,966	$—		$—		$317,966

Operating expenses:
Cost of revenue	93,905	(218)	(2)	—		93,687
Research and development	54,128	(1,569)	(2)	—		52,559
Selling, general and administrative	121,318	(5,068)	(2)	—		116,250
Total operating expenses	269,351	(6,855)		—		262,496

Income from operations	48,615	6,855		—		55,470

Other income	55	—		—		55
Income before income taxes	48,670	6,855		—		55,525
(Provision) benefit for income taxes	(2,607)	—		710	(3)	(1,897)
Net income	$46,063	$6,855		$710		$53,628

Basic earnings per common share	$0.87	$0.13		$0.01		$1.02

Shares used in computing basic earnings per common share	52,773	52,773		52,773		52,773

Diluted earnings per common share	$0.87	$0.13		$0.01		$1.01

Shares used in computing diluted earnings per common share	53,005	53,005		53,005		53,005

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results